Exhibit 99.2

Tasty Baking Company Begins Transition to New Tastykake® Bakery at the Philadelphia Navy Yard

Tastykake Pies, in Their 75th Year, Help to Mark a Critical First Step
Toward the Grand Opening of New Bakery

PHILADELPHIA--(BUSINESS WIRE)--November 2, 2009--Tasty Baking Company (NasdaqGM: TSTY), makers of the Tastykake® snack line, today announced the launch of initial baking operations at its state-of-the-art bakery within the Philadelphia Navy Yard. In transitioning its first product line, which will produce Tastykake’s legendary real fruit and custard-filled pies, Tasty Baking Company commences a strategic and phased approach to moving all of its famed product lines. The operational shift from the Hunting Park baking facility, where Tastykakes have been produced since 1922, to this new, LEED-registered bakery is expected to be completed by summer 2010. The corporate headquarters for Tasty Baking Company officially transitioned to the Philadelphia Navy Yard in April 2009.

“By commissioning our first product line in the new bakery, we take a significant step toward the completion of this transformative capital project and we reaffirm our commitment to providing Tastykake’s loyal customers with delicious, wholesome baked snacks ‘just like mother used to make,’” said Charles Pizzi, Chief Executive Officer for Tasty Baking Company. “The decision to begin this transition with Tastykake’s beloved pie portfolio was purposeful in that the new packaging consumers will enjoy not only enhances freshness but more importantly, reflects the immense opportunities for innovation and efficiencies that we anticipate with the grand opening of the new Tastykake Bakery in 2010.”

With tasty fillings, a light and flaky crust and new packaging, highlighted by each pie being baked in individually sized tins, the decision to first commission the Pie Line serves as an acknowledgement of its decades-long success. Celebrating Tastykake’s 75th year of baking fresh pies, these products remain iconic within a robust brand portfolio and their popularity is often linked to consumers’ desire to enjoy this homemade dessert daily as opposed to just special occasions.

Although pies are the first products to be baked for sale at Tastykake’s Philadelphia Navy Yard baking facility, its other iconic products – notably Krimpets®, Kandy Kakes® and Juniors® – will follow and Tasty Baking Company expects to announce the completion of the project and the finalized transition of its bakery operations to the new facility by summer 2010.

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (Nasdaq:TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as "anticipate,'' "believe,'' "could,'' "estimate,'' "expect,'' "intend,'' "may,'' "plan,'' "predict,'' "project,'' "should,'' "would,'' "is likely to,'' or "is expected to'' and other similar terms. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to lease and fit-out a new facility and relocate thereto, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized. The company assumes no obligation to update publicly or revise any forward-looking statements.

CONTACT:
Tasty Baking Company
Jon Silvon, 215-221-8728
jon.silvon@tastykake.com
or
Vault Communications, Inc.
Meg Kane, 610-455-2746
mkane@vaultcommunications.com